Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of our report dated February 5, 2002, except with respect to Note 9, as to which the date is May 22, 2002, relating to the financial statements of Kansas City Power & Light Company (a wholly-owned subsidiary of Great Plains Energy Incorporated), which appears in Kansas City Power & Light Company's Current Report on Form 8-K dated August 26, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






Kansas City, Missouri                            /s/PricewaterhouseCoopers LLP
August 26, 2002                                   PricewaterhouseCoopers LLP